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CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference of our report dated March 3, 2000 in the Registration Statement Form S-8 pertaining to the 1999 Stock Option Plan of Unity Wireless Corporation (formerly Sonic Systems Corporation), with respect to the consolidated financial statements of Unity Wireless Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP
                      Chartered Accountants

Vancouver, Canada
April 18, 2001

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CONSENT OF INDEPENDENT AUDITORS